UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
MEDICAL PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(IRS. Employer
of incorporation)	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 14, 2010, Medical Properties Trust, Inc. (the “Company”) and its subsidiary, MPT Operating Partnership, L.P. (the “Operating Partnership”), entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 26,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Offering”). The Offering closed on April 20, 2010. The Company also granted the Underwriters a 30-day option to purchase up to 3,900,000 additional shares solely to cover over-allotments, if any.
The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make in respect of these liabilities.
The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
The offering and sale of the shares of common stock have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-164889).
The Company has received commitments for a proposed new loan facility from affiliates of certain of the Underwriters. Affiliates of certain of the Underwriters are also lenders under the Company’s current loan facility. Deutsche Bank Securities Inc. is acting as dealer manager for the Company’s concurrent tender offer, which was announced and commenced on April 12, 2010 (the “Tender Offer”), for any and all of the outstanding 6.125% exchangeable senior notes due 2011 of the Operating Partnership (the “2011 notes”). Certain of the Underwriters and their affiliates are holders or beneficial owners of the 2011 notes, and to the extent that any 2011 notes held or beneficially owned by them are tendered and accepted for purchase pursuant to the Tender Offer, the tendering Underwriters and affiliates will receive a portion of the proceeds of the Offering as consideration for the sale of their 2011 notes. In addition, certain of the Underwriters and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company and the Operating Partnership for which they were and will be entitled to receive separate fees.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated April 14, 2010

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 20, 2010